Exhibit 99.2


AmeriCredit Announces $1.7 Billion Asset-Backed Securitization Friday October 18, 4:54 pm ET First Transaction with MBIA as Primary Bond Insurer

FORT WORTH, Texas--(BUSINESS WIRE)--Oct. 18, 2002--AMERICREDIT CORP. (NYSE:ACF -
News) announced the pricing of a $1.7 billion offering of automobile receivables-backed securities through lead managers Credit Suisse First Boston and Deutsche Bank Securities and co-managers Bank One Capital Markets, Inc., Lehman Brothers, Merrill Lynch & Co. and Wachovia Securities, Inc.

The company uses net proceeds from securitization transactions to provide long-term financing of automobile retail installment contracts.

This transaction is AmeriCredit's first term securitization transaction with MBIA Insurance Corporation (NYSE:MBI - News) as the primary bond insurer. It is structured as an on-book financing and therefore does not require gain-on-sale treatment.

"With this securitization, we're successfully executing our strategies to fully fund the required credit enhancement at closing and to expand our bond insurance program," said AmeriCredit Chief Financial Officer Daniel E. Berce. "These are important steps in our effort to position AmeriCredit for stronger long-term performance."

The securities will be issued via an owner trust, AmeriCredit Automobile Receivables Trust 2002-E-M, in seven classes of Notes:

Note Class                     Amount          Average Life           Price         Interest Rate

A-1                          $ 292,000,000     0.23 years             100.00000     81875%
A-2-A                        $ 140,000,000     0.90 years              99.99451     2.16%
A-2-B                        $ 267,000,000     0.90 years             100.00000     Libor + .15%
A-3-A                        $ 100,000,000     2.06 years              99.99305     2.97%
A-3-B                        $ 540,000,000     2.06 years             100.00000     Libor + .26%
A-4-A                        $ 160,000,000     3.40 years              99.98491     3.67%
A-4-B                        $ 201,000,000     3.40 years             100.00000     Libor + .37%
                             -------------
                            $1,700,000,000

The weighted average coupon is 3.2%.


The Note Classes are rated by Standard & Poor's, Moody's Investors Service, Inc.
and Fitch, Inc. The ratings by Note Class are:

Note Class      Standard & Poor's                     Moody's          Fitch
----------      ---------------------------          -------           -----

 A-1                        A-1+                      Prime-1         F1+
 A-2-A                      AAA                         Aaa           AAA
 A-2-B                      AAA                         Aaa           AAA
 A-3-A                      AAA                         Aaa           AAA
 A-3-B                      AAA                         Aaa           AAA
 A-4-A                      AAA                         Aaa           AAA
 A-4-B                      AAA                         Aaa           AAA


This transaction  represents  AmeriCredit's  36th  securitization  of automobile
receivables   in   which   a  total   of  more   $27   billion   of   automobile
receivables-backed securities has been issued.

AmeriCredit Corp. is the largest independent middle-market auto finance company in North America. Using its branch network and strategic alliances with auto groups and banks, the company purchases installment contracts made by auto dealers to consumers who are typically unable to obtain financing from traditional sources. AmeriCredit has more than one million customers throughout the United States and Canada and more than $15 billion in managed auto receivables. The company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.



--------------------------------------------------------------------------------
Contact:
     AmeriCredit Corp., Fort Worth
     Investor Relations
     Susan Sheffield, 817/302-7355
     or
     Jason Landkamer, 817/302-7811
     or
     Media Relations
     John Hoffmann, 817/302-7627